UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2015, Medical Transcription Billing, Corp. (the “Company”) entered into a Credit Agreement with Opus Bank (“Opus”) whereby Opus committed to extend three credit facilities totaling $10,000,000 to the Company, inclusive of the following: (1) a $4,000,000 term loan; (2) a $2,000,000 revolving line of credit; and (3) an additional $4,000,000 term loan that would be made upon completion of the Company’s preferred stock offering and meeting certain conditions specified in the credit agreement.

The interest rate on all three loans will equal the higher of (a) prime rate plus 1.75% and (b) 5.00%. The first term loan will mature on September 1, 2019, the second term loan will mature four years after it commences, and the revolving line of credit will terminate on September 1, 2018, unless extended.

The Company’s obligations to Opus are secured by all of the Company’s assets. The Company also issued a warrant exercisable for 100,000 shares of the Company’s common stock at a per share exercise price of $5.00. This warrant will have an exercise period of seven years.

Proceeds of the loan will be used to repay the Company’s outstanding loans of approximately $4,000,000. The remaining proceeds will be used for the Company’s general working capital purposes.

The foregoing description of the credit agreement and related loan documents does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Form 8-K and are incorporated herein by reference.

The above description and the credit agreement and related loan documents have been included to provide investors and security holders with information regarding the terms thereof. Investors and security holders are not third-party beneficiaries under the credit agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the credit agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.13	Credit Agreement dated September 2, 2015 by and between Opus Bank and the Company.

10.14	Term Note dated as of September 2, 2015 issued by the Company to Opus Bank.

10.15	Line of Credit Note dated as of September 2, 2015 issued by the Company to Opus Bank.

10.16	Warrant to Purchase Common Stock dated as of September 2, 2015 issued by the Company to Opus Bank.

10.17	Security Agreement dated as of September 2, 2015 by and between Opus Bank and the Company.

SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date:	September 3, 2015	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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